EXHIBIT 24

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Danka Business Systems PLC:

We consent to the incorporation by reference in the registration statements (Nos. 33-75468, 33-75474, 333-18615, 333-89837, 333-83936, 333-83938, 333-87042, 333-100933) on Form S-8, and (Nos. 33-95898, 33-94596 and 333-08455) on Form S-3 of Danka Business Systems PLC of our reports dated June 9, 2003, except as to Note 18 of the consolidated financial statements appearing in Form S-4 dated September 26, 2003, which is as of July 25, 2003, and Note 18 of the consolidated financial statements included herein, which is as of June 13, 2004 with respect to the consolidated balance sheet of Danka Business Systems PLC and subsidiaries as of March 31, 2003 and the related consolidated statements of operations, shareholders’ equity (deficit) and accumulated other comprehensive losses, and cash flows for each of the years in the two-year period ended March 31, 2003, and the related financial statement schedule, which reports are included herein.

KPMG Audit Plc

Chartered Accountants

Registered Auditor

London, England

June 14, 2004